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                                                                    Exhibit 99.1

                                 MEDIA ADVISORY

            OCEANIC EXPLORATION FILES SUIT AGAINST CONOCOPHILLIPS AND COMMERCIAL AUTHORITIES ESTABLISHED BY THE GOVERNMENTS OF
                       AUSTRALIA, INDONESIA AND EAST TIMOR

         WASHINGTON, D.C. - Oceanic Exploration Company and its subsidiary Petrotimor Companhia de Petroleos, S.A.R.L have filed a lawsuit, including charges of civil RICO and antitrust violations, against ConocoPhillips and commercial authorities established by the governments of Australia, Indonesia and East Timor. Filed in the United States District Court for the District of Columbia at 9:00 AM EST, Monday, March 1, 2004, the 100-page complaint addresses allegations of theft, conversion and bribery pertaining to Oceanic's oil and gas rights in the East Timor Sea. Damages claimed are $10.5 billion, which would be trebled under the involved statues.

         The complaint must be obtained through the District Court's online service at http://www.dcd.uscourts.gov/instant-Pacer-reg.pdf. If the news organization does not already have a subscription, interested media may register through https://ecf.dcd.uscourts.gov/cgi-bin/login.pl where an access fee will be charged.

U.S. PR contact:                         Australia PR contact:
Tracy Williams/Jeremy Morgan             Mark Rudder, Director
Casey Sayre & Williams                   Cosway Australia Communications Counsel
(310) 396-2400                           61 2 9929 8344
twilliams@cswpr.com                      markr@coswaypr.com.au
jmorgan@cswpr.com